UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2024
____________________________
HERITAGE INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 N. Westshore Blvd Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (727) 362-7200
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HRTG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
Heritage Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2024. The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.
Proposal No. 1: Election of Directors
The following nominees were elected to the Board of Directors to serve until the 2025 Annual Meeting, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Ernie Garateix	15,062,586	276,564	8,910,554
Richard Widdicombe	14,762,089	577,061	8,910,554
Panagiotis (Pete) Apostolou	13,961,959	1,377,191	8,910,554
Irini Barlas	14,005,444	1,333,706	8,910,554
Mark Berset	14,996,319	342,831	8,910,554
Nicholas Pappas	10,553,321	4,785,829	8,910,554
Joseph Vattamattam	14,109,714	1,229,436	8,910,554
Vijay Walvekar	13,696,917	1,642,234	8,910,554
Paul L. Whiting	13,126,987	2,212,163	8,910,554
Proposal No. 2: Ratification of Appointment of Plante & Moran, PLLC to Serve as Independent Registered Public Accounting Firm
The ratification of Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved as follows:

FOR	AGAINST	ABSTAIN
24,020,503	133,810	95,391

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The results of the vote to approve, on an advisory basis, the compensation of the Company’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,287,051	3,531,897	520,202	8,910,554

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: June 7, 2024	By:	/s/ Kirk Lusk
Kirk Lusk
Chief Financial Officer
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